Exhibit 99.1

GenMark Reports Fourth Quarter and 2010 Results

Full Year System Placements More Than Double to 82

CARLSBAD, Calif., March 3, 2011 (BUSINESS WIRE) — GenMark Diagnostics, Inc. (Nasdaq:GNMK) today reported financial results for the fourth quarter and year ended December 31, 2010.

Fourth Quarter 2010 Results:

Revenues for the three months ended December 31, 2010 grew to $787,000, a 157% increase over the same period in 2009. Reagent revenues grew 156% year over year to $721,000, while instrument and other revenues grew 165%. Gross margin improved from a loss of $1.2 million during 2009 to a loss of $939,000 during the 2010 period. Research and development investment increased by 39% to $1.7 million, while spending in sales and marketing declined by $381,000, or 30%, to $911,000 from the prior year. General and administrative expenses declined by 29% to $1.6 million for the year ended December 31, 2010. Net loss per share was $.30. The company used $5.3 million in cash flow from operations during the fourth quarter of 2010 compared to $3.0 million in the prior year. The company was granted a $1.6 million Therapeutic Tax Credit in the period, which was recorded in other assets at year end. Depreciation and amortization was $339,000 and capital expenditures were $462,000. The company ended the fourth quarter with $18.3 million in cash and short-term investments compared to $24.1 million as of September 30, 2010 and $16.5 million as of December 31, 2009.

2010 Results:

Revenues were $2,505,000 for the year ending December 31, 2010, a 151% increase over fiscal 2009. Net loss for the year was $18.4 million, or $1.88 per share, compared to a net loss of $20.0 million and $4.41 per share in 2009.

Reagent sales increased by $1,102,000 to $2,012,000 or 121% higher than 2009, while instrument and other revenue increased to $493,000 or 460% over the prior year. Gross margin loss decreased $1.5 million, or 44%, to $1.9 million for the year compared to the $3.3 million gross margin loss in 2009. Investment in research and development increased $888,000, up 16% over the prior year and investment in commercial activities, primarily related to sales force expansion, increased $1.1 million or 35% over the prior year. General and administrative expense declined by 11% to $7.4 million in 2010 compared to $8.3 million in 2009, primarily due to reduced facility costs and professional fees.

The company used $18.9 million in cash flow from operations in 2010 compared to $15.4 million in the prior year. Depreciation and amortization was $1.1 million and capital expenditures were $1.9 million.

“We continue to be pleased with the growth in our business, particularly in relation to placements of new systems and the associated menu growth, as these are real indicators of the increasing customer acceptance of our solution for multiplexed molecular diagnostic testing” commented Christopher Gleeson, GenMark’s Chairman and CEO. Gleeson further stated, “In addition, we are focusing on new test development in R&D, expanding our direct sales force and building a sustainable operational infrastructure, one that will allow us to successfully manage the high growth we expect to see in the years ahead.”

INVESTOR CONFERENCE CALL

GenMark will hold a conference call to discuss fourth quarter and 2010 results and the outlook for the current year at 4:30PM EST today. The conference call and webcast can be accessed live through the company’s website under the Investor Relations section. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number “18654547” approximately five minutes prior to the start time.

ABOUT GENMARK

GenMark, a provider of automated, multiplex molecular diagnostic testing systems, detects and measures DNA and RNA targets to diagnose disease and to optimize the treatment of patients and is focused on developing and commercializing its eSensor detection technology. GenMark’s XT-8 System is designed to support a broad range of molecular diagnostic tests with a compact and easy-to-use workstation and self-contained, disposable test cartridges. GenMark has developed five diagnostic tests for use with the XT-8 System, including its Cystic Fibrosis Genotyping Test, Warfarin Sensitivity Test and Thrombophilia Risk Test which have received clearance from the Food and Drug Administration.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding continued growth in sales of our diagnostic tests, the expansion of our diagnostic test menu, and the continued development of our technology, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, risks related to our history of operating losses, the need for further financing and our ability to access the necessary additional capital for our business, inherent risk and uncertainty in the protection intellectual property rights, regulatory uncertainties regarding approval or clearance for our products, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

SOURCE: GenMark Diagnostics, Inc

GenMark Diagnostics, Inc

Christopher Gleeson

Chairman and Chief Executive Officer

760-448-4312

Financial Statements

GENMARK DIAGNOSTICS, INC.

CONSOLIDATED BALANCE SHEETS

	As of December 31, 2010	As of December 31, 2009
Current assets
Cash and cash equivalents	$18,329,079	$16,482,818
Accounts receivable	677,648	169,842
Inventories	896,809	136,967
Other current assets	2,193,160	992,181

Total current assets	22,096,696	17,781,808
Property and equipment-net	2,702,478	1,381,618
Intangible assets-net of accumulated amortization	70,980	170,051
Other long-term assets	55,355

Total assets	$24,925,509	$19,333,477

Current liabilities
Accounts payable	$823,242	$1,504,905
Accrued compensation	1,171,989	822,388
Other current liabilities	1,249,928	886,032

Total current liabilities	3,245,159	3,213,325

Long-term liabilities
Other non-current liabilities	612,932	795,334

Total liabilities	3,858,091	4,008,659

Stockholders’ equity
Ordinary shares, £0.23 ($0.3634 as of December 31, 2009) par value; -0- and 7,101,928 shares issued and outstanding as of December 31, 2010 and December 31, 2009, respectively	—	2,573,857
Deferred shares, £0.0099 ($0.01709 as of December 31, 2009) par value; -0- and 689,478,300 shares issued and outstanding as of December 31, 2010 and December 31, 2009, respectively	—	11,780,709
Common stock, $.0001 par value; 100,000,000 authorized; 11,728,233 and -0- issued and outstanding as of December 31, 2010 and December 31, 2009, respectively	1,172
Preferred stock, $0.0001 par value; 5,000,000 authorized, none issued	—
Additional paid-in capital	166,009,084	127,475,450
Accumulated deficit	(144,492,881)	(126,089,889)
Accumulated other comprehensive loss	(449,957)	(415,309)

Total stockholders’ equity	21,067,418	15,324,818

Total liabilities and stockholders’ equity	$24,925,509	$19,333,477

GENMARK DIAGNOSTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Product Revenue	$773,409	$281,410	$2,340,996	$910,527
License and other revenue	14,073	25,000	163,872	87,889

Total revenue	787,482	306,410	2,504,868	998,416
Cost of sales	1,726,400	1,464,348	4,377,701	4,332,299

Gross loss	(938,918)	(1,157,938)	(1,872,833)	(3,333,883)

Operating expenses
Sales and marketing	911,432	1,292,871	4,282,521	3,181,762
Research and development	1,675,406	1,208,289	6,522,112	5,633,717
General and administrative	1,592,431	2,239,016	7,353,802	8,288,762

Total operating expenses	4,179,269	4,740,176	18,158,435	17,104,241

Loss from operations	(5,118,187)	(5,898,114)	(20,031,268)	(20,438,124)

Other income
Foreign exchange gain (loss) gain	—	171,558	(1,110)	303,523
Interest income (expense)	(16,510)	1,325	(582)	33,222
Therapeutic Discovery Credit	1,645,292	—	1,645,292	—

Total Other Income	1,628,782	172,883	1,643,600	336,745
Loss before income taxes	(3,489,405)	(5,725,231)	(18,387,668)	(20,101,379)
(Provision) benefit for income taxes	(10,275)	97,577	(15,324)	138,770

Net loss	$(3,499,680)	$(5,627,654)	$(18,402,992)	$(19,962,609)

Net loss per share, basic and diluted	$(.30)	$(1.07)	$(1.88)	$(4.41)
Weighted average number of shares outstanding	11,731,874	5,242,586	9,796,588	4,526,758

Condensed Consolidated statements of comprehensive loss for the three and twelve months ended December 31, 2010 and 2009
Net loss	$(3,499,680)	$(5,627,654)	$(18,402,992)	$(19,962,609)
Foreign currency translation adjustment	—	153,856	(34,647)	(93,682)

Comprehensive loss	$(3,499,680)	$(5,473,798)	$(18,437,639)	$(20,056,291)

GENMARK DIAGNOSTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Cash Flows from Operating Activities:
Net Loss	$(3,499,680)	$(5,627,654)	$(18,402,992)	$(19,962,609)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	338,681	400,411	1,063,311	1,569,074
Loss from disposal of property and equipment	—	18,462	—	8,462
Impairment losses	—	956,494	—	1,505,642
Share-based compensation	433,683	325,492	1,552,871	1,311,033
Change in operating assets and liabilities:
Accounts receivable	(145,271)	(71,362)	(507,806)	(51,068)
Inventories	(125,276)	613,194	(651,130)	1,227,383
Other current assets	(1,586,820)	(47,422)	(1,404,305)	315,985
Accounts payable	(612,318)	345,987	(1,058,342)	(857,307)
Accrued and other current liabilities	(73,496)	98,087	547,670	(510,168)

Net Cash used in operating activities	(5,270,497)	(2,988,311)	(18,860,723)	(15,443,573)

Cash flow from investing activities
Proceeds from the sale of property and equipment	—	—	—	10,000
Purchase of property and equipment	(462,249)	(423,534)	(1,859,877)	(1,068,671)

Net Cash used in investing activities	(462,249)	(423,534)	(1,859,877)	(1,058,671)

Cash flows from financing activities
Proceeds from issuance of ordinary shares and common stock	—	15,672,809	27,600,000	24,132,807
Costs incurred in conjunction with Initial Public offering	(82,310)	—	(4,990,937)	—
Proceeds from stock option exercises	—	—	4,734	—

Net Cash used in financing activities	(82,310)	15,672,809	22,613,797	24,132,807

Effect of foreign exchange rate changes	—	162,851	(46,936)	29,797

Net increase (decrease) in cash and cash equivalents	(5,815,056)	12,423,815	1,846,261	7,660,360
Cash and cash equivalents at beginning of period	24,144,135	4,059,003	16,482,818	8,822,458

Cash and cash equivalents at end of period	$18,329,079	$16,482,818	$18,329,079	$16,482,818

Supplemental cash flow disclosures
Cash (paid) received from income taxes	—	$(3,097)	$5,049	$181,162
Cash received for interest	$11,507	$1,325	$25,025	$33,222

Noncash investing and financing activities
Reclassification of deposits on systems in other current assets, and inventory to property and equipment in 2010 and 2009, respectively	—	—	$288,962	$256,909
IPO costs incurred but not paid	$100,880	—	$100,880	—
Transfer of systems from property and equipment into inventory	$31,270	—	$108,712	—
Fixed asset acquisitions included in accounts payable	$275,799	—	$275,799	—